Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-178663) of BT Group plc of our report dated 11 May 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in BT Group plc’s Annual Report and Form 20-F for the year ended 31 March 2017.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

25 May 2017